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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 2004, except as to Note P for which the date is August 17, 2004, relating to the financial statements and financial statement schedule of Intermagnetics General Corporation, which appear in Intermagnetics General Corporation's Annual Report on Form 10-K/A for the year ended May 30, 2004.


/s/PricewaterhouseCoopers LLP

Albany, New York
July 21, 2005